Exhibit 99.1
                                                                    ------------
[graphic omitted]

FOR IMMEDIATE RELEASE
Advanced Medical Optics, Inc.
Investor Contact: Vince Scullin
                  (714) 247-8344
                  vince.scullin@amo-inc.com

Media Contact:    Pilar Barrigas
                  (714) 247-8351
                  pilar.barrigas@amo-inc.com


                    ADVANCED MEDICAL OPTICS TO PURCHASE
               ALCON MANUFACTURING FACILITY IN MADRID, SPAIN


(SANTA ANA, CA) July 17, 2003 - Advanced Medical Optics, Inc. (AMO) (NYSE:
AVO) announced today that its Spanish subsidiary has entered into an agreement with Alcon CUSI, S.A., a subsidiary of Alcon, Inc. (NYSE:ACL), to purchase an existing Alcon manufacturing facility in Madrid, Spain. AMO will pay approximately $22 million for the facility, which will be utilized to manufacture AMO eye care products, including its COMPLETE(R) branded product line. The transaction is expected to close in early November, subject to the satisfaction of regulatory requirements and customary closing conditions.

"AMO has been looking at various alternatives for the long term manufacturing of some of its eye care products. The purchase of this facility allows us to meet our manufacturing objectives and take advantage of the skilled workforce and efficient manufacturing processes. Together with our existing manufacturing facility in Hangzhou, China, AMO expects to be well positioned to meet the needs of its eye care business," said James V. Mazzo, president and chief executive officer of AMO.

The facility currently meets ISO and FDA standards for manufacturing ophthalmic products. In addition to manufacturing, the building includes warehouse space, laboratories and administrative and training facilities.

About Advanced Medical Optics
-----------------------------
Advanced Medical Optics, Inc. (AMO) is a global leader in the development, manufacturing and marketing of ophthalmic surgical and eye care products. The Company focuses on developing a broad suite of innovative technologies and devices to address a wide range of eye disorders. Products in the ophthalmic surgical line include foldable intraocular lenses, phacoemulsification systems, viscoelastics and related products used in cataract surgery, and microkeratomes used in LASIK procedures for refractive error correction. AMO owns or has the rights to such well-known ophthalmic surgical product brands as PhacoFlex(R), Clariflex(R), Array(R) and Sensar(R) foldable intraocular lenses, the Sovereign(R) phacoemulsification system and the Amadeus(TM) microkeratome. Products in the eye care line include disinfecting solutions, daily cleaners, enzymatic cleaners and lens rewetting drops. Among the well-known eye care product brands the Company possesses are COMPLETE(R), COMPLETE(R) Blink-N-Clean(R), Consept(R)F, Consept(R) 1 Step, Oxysept(R) 1 Step, Ultracare(R), Ultrazyme(R), Total Care(R) and blink(TM). Amadeus(TM) is a licensed product of, and a trademark of, SIS, Ltd.

Advanced Medical Optics, Inc. is based in Santa Ana, California, and employs approximately 2,000 worldwide. The Company has operations in about 20 countries and markets products in approximately 60 countries. For more information, visit the Company's web site at www.amo-inc.com.

Forward-Looking Statements
--------------------------
This press release contains forward-looking statements about AMO and its businesses, such as statements regarding projected time for closing and intentions for operations of the facility. These and any other statements in this press release that refer to AMO's estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect AMO's current analysis of existing trends and information and represent AMO's judgment only as of the date of this press release. Actual results may differ from current expectations based on a number of factors affecting AMO's businesses, including but not limited to competitive, regulatory and market conditions; unanticipated litigation or delays in closing the transaction, AMO's ability to quickly and effectively transition products to the facility, and matters generally affecting the domestic and global economy, such as changes in interest and currency exchange rates, can affect AMO's results. Therefore, the reader is cautioned not to rely on these forward-looking statements. AMO disclaims any intent or obligation to update these forward-looking statements.

Additional information concerning these and other risk factors can be found in press releases issued by AMO, as well as AMO's public periodic filings with the Securities and Exchange Commission, including the discussion under the heading "Risk Factors" in the Information Statement filed as an exhibit to the amended Form 10 K filed by AMO with the Securities and Exchange Commission on March 14, 2003. Copies of press releases and additional information about AMO are available on the World Wide Web at www.amo-inc.com, or you can contact the AMO Investor Relations Department by calling 714-247-8348.

                                     ###